UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ZBB ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ZBB Energy Corporation to be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, on Wednesday, November 10, 2010 at 10:00 a.m., local time.  At the 2010 Annual Meeting, you will be asked to elect two Class III directors for three year terms, approve the 2010 Omnibus Long-Term Incentive Plan, approve an amendment to our Articles of Incorporation that would authorize a class of undesignated preferred stock and ratify the appointment of Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm, all of which are described in detail in the Notice of 2010 Annual Meeting on the following page and the accompanying Proxy Statement.

Our Board of Directors believes that the proposals being submitted for shareholder approval are in the best interests of ZBB Energy Corporation and its shareholders and recommends a vote FOR each of these proposals.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2010 Annual Meeting of Shareholders and Proxy Statement. Please give this material your careful attention.

Your vote is important and I hope that you will vote as soon as possible by following the voting instructions set forth in the Notice of 2010 Annual Meeting of Shareholders.

Whether or not you plan to attend the annual meeting, we urge you to vote your shares by following these voting instructions.  If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

Eric Apfelbach
President and Chief Executive Officer

N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

Unless the context requires otherwise, all references to “we”, “us” or “our” refer to ZBB Energy Corporation and its subsidiaries. Our fiscal year ends on June 30 of each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended June 30, 2009 is referred to as “fiscal 2009”).

The enclosed proxy is solicited by the board of directors of ZBB Energy Corporation for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on November 10, 2010, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone.

Only shareholders of record at the close of business on September 13, 2010 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 16,555,380 shares of common stock. The presence, in person or by proxy, of one-third of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the annual meeting which means the two nominees receiving the most affirmative votes will be elected. The affirmative vote of three-quarters of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting (“votes cast”) is required to approve the proposed amendment to our Articles of Incorporation to authorize a class of undesignated preferred stock.  On all other matters, an affirmative vote of at least a majority of the votes cast is required for approval. Broker “non-votes” on any matter shall be deemed not to have been voted on such matter.

We are making this proxy statement and our Annual Report to Shareholders available on the Internet instead of mailing a printed copy of these materials to shareholders. Shareholders will not receive a printed copy of these materials other than as described below. Instead, the Notice of 2010 Annual Meeting of Shareholders and Notice of Internet Availability of Proxy Materials (the “Notice”) contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The Notice will be mailed to shareholders on or about September 29, 2010.

If the proxy is voted properly by using the internet or telephone procedures specified in the Notice or a proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by using the internet or telephone voting options or submitting written notices of revocation or a duly executed proxy bearing a later date to the secretary of ZBB Energy. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy but a shareholder in attendance may request a ballot and vote in person, which revokes a prior granted proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding a proposal, the shares represented by the proxy will be voted FOR the proposal.

The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 10, 2010 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each executive officer included in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ZBB Energy Corporation at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options which may be exercised within 60 days after September 10, 2010 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.  The applicable percentage of common stock outstanding as of September 10, 2010 is based upon 16,555,380shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock		Shares Subject to Options	Total	Percentage of Class
Directors and Executive Officers
Richard A. Abdoo	149,482		75,000	224,482	1.3%
Eric C. Apfelbach	16,048		100,000	116,048	*
Manfred E. Birnbaum	40,548		150,000	190,548	1.1%
Kevin Dennis	22,777		67,125	89,902	*
Paul F. Koeppe	171,481		175,000	346,481	2.1%
William A. Mundell	12,048		150,000	162,048	*
Daniel Nordloh	-		-	-	*
Richard A. Payne	126,581	(1)	200,000	326,581	1.9%
Robert J. Parry	376,587	(2)	-	376,587	2.3%
Scott W. Scampini	61,725		68,200	129,925	*
Steven A.Seeker	52,740		118,200	170,940	1.0%
Directors and Executive Officers as a group (7 persons)	600,690		985,325	1,586,015	9.0%

Five Percent Stockholders
Seaside 88, LP (3)	1,448,287		-	1,448,287	8.7%

*	Less than one percent.

(1)
Includes (i) 75,043 shares held by an affiliate of Mr. Payne, Geizo Pty. Ltd, as trustee for the RA Payne Family Trust, (ii) 17,206 shares held by Geizo Pty. Ltd as trustee for the RA Payne Super Fund and (iii) 1,412 shares held by the Emery Family Trust.

(2)
Includes (i) 330,000 shares held by Mr. Parry and his son, Gareth Parry, as trustee for the FEIM Trust, the beneficiaries of which include the heirs of Frank Ernest Parry, Mr. Parry’s father, (ii) 706 shares held by Mr. Parry’s spouse, (iii) 19,014 shares, his pro rata portion of shares held in various partnerships in which Mr. Parry is a partner, (iv) 13,235 shares held by the Davey Family Trust as trustee for the trust. Mr. Parry has voting and dispositive control over all shares held by the FEIM Trust, Davey Family Trust or in partnership with others.

(3)
Shares are beneficially owned by Seaside 88, LP, a Florida limited partnership, and Seaside 88 Advisors, LLC.  William J. Ritger and Denis M. O'Donnell have shared dispositive power and shared voting power with respect to all 1,448,287 shares.  The principal business address of the above-named entities and persons is 750 Ocean Royale Way, Suite 805, North Palm Beach, Florida 33408.  This information has been obtained from a Schedule 13G filed by the above-named entities and persons with the SEC on March 12, 2010.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s board of directors currently consists of six members and is divided into three classes serving terms of three years.  Shareholders elect one class of directors at each annual meeting. Two directors are to be elected at this annual meeting to hold office until the 2013 annual meeting of shareholders or until a successor has been duly elected and qualified.   Upon the recommendation of the Nominating/Governance Committee of our Board of Directors, the Board of Directors has nominated and recommended Paul Koeppe and Eric Apfelbach for re-election to the Board of Directors as Class III directors. William Mundell, whose term as director expires at the annual meeting, has chosen not to stand for re-election.

Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each nominee and director whose term of office will extend beyond the annual meeting, the year such director was first elected as a director, the positions currently held by each director with us, the year each director’s current term will expire and the current class of each director.

Information Concerning Directors and Nominees For Director

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

		Year Current
Nominee’s or Director’s Name and	Position with the	Term Will	Current Class
Year First Became Director	Company	Expire	of Director

Nominees for Class III Directors:

Eric C. Apfelbach	President, Chief Executive	2010	I
2010	Officer and Director

Paul F. Koeppe	Director	2010	III
2009

Continuing Directors:

Richard A.Payne	Director	2011	I
1998

Richard A. Abdoo	Director	2012	II
2009

Manfred E. Birnbaum	Director	2012	II
2007

Eric C. Apfelbach, age 49, has served as a Director since January 2010.  Mr. Apfelbach has served as the Company’s President and Chief Executive Officer since January 7, 2010. From December 2008 until September 2009, Mr. Apfelbach served as President and CEO of M2E Power, Inc., a start-up technology company. From August 2003 until November 2008, Mr. Apfelbach served as President, CEO and a member of the board of directors, including Chairman from 2004 to 2008, of Virent Energy Systems, Inc., a catalytic biofuel company. From August 1999 until June 2003, Mr. Apfelbach served as President and CEO and Chairman of the board of directors from May 2000 to April 2003 of Alfalight, Inc., a high-power diode laser company he co-founded that serves the telecom, medical, military and industrial markets. From October 1997 until August 1999, Mr. Apfelbach served as Vice President of Global Sales and Marketing of Planar Systems (NYSE AMEX:PLNR), Inc., a company that designs and manufactures flat-panel displays. Mr. Apfelbach currently serves as a director of Graphene Solutions, Inc., StudyBlue, Inc., National Electrostatics Corp. and the Wisconsin Technology Council. Mr. Apfelbach holds a Bachelors of Science degree in Chemical Engineering from the University of Wisconsin.

Mr. Apfelbach brings extensive business and leadership experience to the Board of Directors. With his significant knowledge of and breadth of experience in the high technology industry in general and the alternative energy industry in particular, he provides the Board of Directors with a vital understanding of our business.

Paul F. Koeppe, age 61, has served as a Director since November 2009.  Mr. Koeppe was President, CEO and founder of Superconductivity, Inc., a manufacturer of superconducting magnetic energy storage systems from 1988 to 1997 when it was acquired by American Superconductor, an electricity solutions company. He then served as Executive Vice President of Strategic Planning for American Superconductor until his retirement in 2001. From 1993 to 1995, Mr. Koeppe was acting CEO and chairman of the executive committee of the board of directors of Best Power, Inc., a supplier of uninterruptible power supply equipment. Mr. Koeppe also serves as a member of the Board of Directors of Incontact, a Company specializing in the development and marketing of contact center software. Mr. Koeppe has also served as a member of the Board of Directors at Distributed Energy Systems Corp., from 2003 to 2010 and also as a member of the Board of Directors at Northern Power Systems from 1998 to until 2003 when Northern was acquired by Distributed Energy Systems Corp Prior to founding Superconductivity, Inc. Mr. Koeppe worked for Wisconsin Power and Light Company for 15 years in a variety of functions. He has earned a Bachelor’s Degree in Business Administration from Lakeland College and Associate Degrees in Materials Management and Electrical Power Technology.

Mr. Koeppe’s extensive executive, managerial and leadership experience, including many years in the energy services industry, positions him well to serve as a member of our Board of Directors. His business acumen and experience on the boards of directors of numerous companies make him a valuable addition to our Board of Directors.

Richard A. Payne, age 55, has served as a director since 1998.  Mr. Payne has been a director of the Company since 1998 and previously held the position of chairman of the board from 2004 to 2008. Mr. Payne is a director serving on Class I of our board whose term expires in 2011. Mr. Payne has been a director of our subsidiaries since 1994. Mr. Payne is the principal of Richard Payne & Associates and is a commercial lawyer who has practiced as a corporate and commercial attorney in Australia since 1982. Mr. Payne has been a director of the Broome International Airport Group of companies since 2001. Richard Payne & Associates acted as a legal adviser to the Company and its predecessor in Australia between 1993 and 2005. Mr. Payne received his Bachelor of Jurisprudence (Hons) in 1980 and a Bachelor of Law in 1981 from the University of Western Australia

Mr. Payne’s longstanding quality service as a member of our Board of Directors, as well as his significant experience serving on the boards of directors of other companies, gives him an understanding of the role of the board of directors. He also brings to the Board of Directors legal expertise.

Richard A. Abdoo., age 66, has served as a director since August 2009. Mr. Abdoo was appointed a director on August 20, 2009 following recommendation by the Nominating/Governance Committee. Mr. Abdoo is president of R.A. Abdoo & Co. LLC, an environmental and energy consulting firm.  Prior to his own business, he was chairman and chief executive officer of Wisconsin Energy Corporation from 1991 until his retirement in 2004. He also served as President from 1991 to April 2003 and joined the company in 1975 as Director of Strategic Planning. During his administration, Wisconsin Energy Corporation grew to become a Fortune 500 company through a series of mergers and acquisitions. He merged Wisconsin Electric and Wisconsin Natural Gas Company into a single utility in 1996, acquired WICOR, Inc. and its Wisconsin Gas subsidiary in 2000, and later that same year introduced the company’s Power the Future plan to meet the future energy needs of southeastern Wisconsin. Mr. Abdoo currently serves on the boards of AK Steel Corp and NiSource.  Mr. Abdoo served on the boards of Renegy Holdings, Inc. and M&I Marshall & Ilsley Corporation until 2009.  Throughout his career, he has also been a champion of humanitarian causes. He is currently a member of St. Jude’s Children’s Research Hospital’s Professional Advisory Board. Mr. Abdoo received a master’s degree in economics in 1969 from University of Detroit and a bachelor’s degree in electrical engineering from University of Dayton in 1965.  A registered professional engineer in Michigan, Ohio, Pennsylvania and Wisconsin, he is also a longtime member of the American Economic Association.   In 2000, Mr. Abdoo was awarded the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society. Honorees typically include U.S. presidents, Nobel Prize winners and leaders of industry.

Mr. Abdoo’s extensive knowledge of the energy and energy services industries, and his extensive experience serving on the boards of directors of other companies qualify him to serve as a member of our Board of Directors.

Manfred E. Birnbaum, age 77, has served as a director since June 2007. Mr. Birnbaum was appointed as a director upon the closing of our initial public offering in June 2007.  Since 1994, Mr. Birnbaum has been an independent management consultant in the energy and power industries.  Mr. Birnbaum’s consulting services include assistance on divestitures, contract dispute resolution, technology licensing, and developing marketing strategies.  From 1982 to 1985, Mr. Birnbaum was chief executive officer of English Electric Corp., a wholly owned subsidiary of General Electric Company of England.  Prior to that, Mr. Birnbaum held various senior management positions at Westinghouse Electric Corporation between 1958 and 1982.  Mr. Birnbaum serves as a director of STW Resources Holding Corp., which provides customized water reclamation services and expects to be publicly traded soon. Mr. Birnbaum earned a B.A. in mechanical engineering from Polytechnic Institute, of the City University of New York in 1957 and a Masters Degree in electrical engineering from the University of Pennsylvania.

Mr. Birnbaum’s longstanding quality service as a member of our Board of Directors, as well as his significant experience serving as chief executive officer of English Electric Corp., gives him an understanding of the role of the board of directors and management. He also brings to the Board of Directors expertise and leadership skills he has acquired as an executive and consultant in the energy and power industries.

Information Concerning Executive Officers

Set forth below is background information relating to our executive officers:

Name	Age	Position
Eric C. Apfelbach	49	President and Chief Executive Officer
Scott W. Scampini	57	Executive Vice President and Chief Financial Officer
Kevin Dennis	47	Vice President Sales, System Engineering
Daniel Nordloh	44	Vice President Business Development, Marketing

Eric C. Apfelbach is discussed above under Information Concerning Directors and Nominees for Director.

Scott W. Scampini was appointed Chief Financial Officer in January 2008 and promoted to Executive Vice President responsible for all day to day operations in March 2009. In February 2010, Mr. Scampini was promoted to Executive Vice President Operations and retained his Chief Financial Officer title. From 1994 to June 2007, he was CFO, Executive Vice President and Director of MGS Manufacturing Group. In addition Mr. Scampini was formally a principal of one of our external accounting firms Scampini & Bond and had performed tax and consulting services for the Company and it’s US predecessor company from 1995-2007. Mr. Scampini holds a Bachelor’s Degree in Accounting from Marquette University, Milwaukee, Wisconsin, and is a Certified Public Accountant.  He has previously worked with Price Waterhouse and BDO Seidman. He was in charge of the corporate finance practice, for BDO Seidman.

Kevin Dennis was appointed Vice President of Marketing and Sales in January 2008 and most recently promoted to the position of Vice President of Systems Engineering and Product Development. Mr. Dennis has extensive expertise in the utility and renewable energy markets having held various engineering, sales and senior management roles with ABB, most recently as Director, Advanced Power Electronics – North America. Kevin also spent four years as both the sales and engineering manager for Omnion Power Engineering Corporation, a manufacturer of power electronics systems for advanced energy systems. His early career also includes five years as a design engineer with American Electric Power Service Corporation (AEP) in Columbus, Ohio. He holds a Bachelors of Science degree in Electrical Engineering from Michigan Technological University, is a registered professional engineer in the States of Wisconsin and California and is a member of the IEEE (Power Electronics Group). He has participated as an industry representative in the working group for the development of Underwriters Laboratory standard, UL 741, for utility grid connected power converters. He also participates in various renewable energy and energy storage organizations.

Daniel Nordloh was appointed VP - Sales &  Marketing in April 2010. Mr. Nordloh has comprehensive leadership experience in strengthening technology and manufacturing companies, and extensive success in driving successful growth planning and execution initiatives within organizations poised for rapid growth. Since 1994 he has been involved in a number of startup organizations and mature businesses where he has proven success in growing enterprise value, capitalizing on market opportunities and creating innovative means by which to ensure market leadership and sustainable success models. From August 2007 to April 2010 Mr. Nordloh served as Principle of Synapse Junction, LLC a boutique advisory practice founded in 2007 to assist early stage and established companies with effective growth planning and execution initiatives. In his role at Synapse, Mr. Nordloh served in numerous leadership roles, including interim President and CEO of a technology company on behalf of a private equity group. During his interim role, Mr. Nordloh developed the go-forward growth strategy, built the leadership team, created a technology development joint venture and relocated the company headquarters to Wisconsin. Prior to Synapse Junction, from August 2005 to August 2007 Mr. Nordloh served as President and CEO of MTM International (presently Naviant, Inc.), a consulting and technology firm, where he created and executed a transformational strategy resulting in significant and diversified revenue growth. Mr. Nordloh also served as the Product and Marketing Manager at Vinyl Plastics, Inc., where he was responsible for market analysis, product development and channel strategy. Mr. Nordloh serves on the Board of Directors of Standard Imaging Inc., and the not-for-profit Family Support & Resource Center. He holds an MBA from the University of Wisconsin-Milwaukee and a BS degree in Behavioral Sciences from Eastern Kentucky University.

Significant Employees

The following table contains information about certain of our “significant employees” as required by the SEC rules. These employees are non-executive employees who we expect to make a significant contribution to the business.

Name	Age	Position
Peter Lex	47	Vice President, Manufacturing
Nathan Coad	31	Senior Development Engineer
Bjorn Jonshagen	53	Vice President, Advanced Engineering
Will Hogoboom	56	Company Secretary

Peter Lex joined Johnson Controls Battery Group in 1990 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He has coordinated extensive laboratory testing and qualification of zinc-bromine batteries and electrochemical capacitors. He has organized the research in materials development and conducted electrochemical testing of battery components and has developed electrode and separator materials and processing techniques that improved the performance and life expectancy of the batteries. He has been the principal U.S. research and development scientist for us since 1994 and coordinates the entire group’s materials research activities. He is a co-developer of our U.S. intellectual property. Mr. Lex holds a Bachelor of Science degree in Chemical Engineering which he received in 1984 from The University of Wisconsin-Madison and Master of Science degree in Chemical Engineering which he received in 1988 from The University of Connecticut, Storrs.

Nathan Coad is a Research and Design Engineer with almost 10 years of experience with flow batteries and fuel cells. After graduating as a Mechanical Engineer from Curtin University in Western Australia, he worked as a design engineer in the Oil & Gas industry. In pursuit of a more cutting edge career, Nathan went to Murdoch University where he worked as an Engineer for the Research Institute for Sustainable Energy and conducted research into hydrogen fuel cell technologies. After graduating with a research Masters degree in this field, he obtained a R&D Engineering role with ZBB Technologies. His key roles at ZBB have been designing a new flow battery system for the AEST project and designing a new flow battery stack.

Bjorn Jonshagen has been managing our Australian research and development since 1992, and was part of the Australian research and development team since 1986. Mr. Jonshagen is a co-developer of some of our intellectual property. Prior to joining the Company in 1986, Mr. Jonshagen gained extensive experience as a design engineer for wind turbine generators, plate heat exchangers and various valve products. Mr. Jonshagen holds a Master’s of Science degree in Mechanical Engineering which he received in 1979 from Lund University of Technology, Sweden, and a Master’s of Science degree in Mechanical Engineering Materials Science which he received in 1980 from the University of Hawaii, Honolulu.

Will Hogoboom was appointed Secretary, Controller, and Director of Finance in March 2010. From 1996 to June 2001, he was CFO of Superconductivity, Inc. and the Wisconsin division of American Superconductor Corp. and from June 2001 to 2010 he was the CFO for several privately held high-technology companies including Imago Scientific Instruments Corp. and Spectrocon International LLC, both in Madison, Wisconsin. In addition Mr. Hogoboom was formally audit partner at Smith & Gesteland, LLP and audit manager at Ernst & Young from 1979 to 1996. Mr. Hogoboom holds a Bachelors Degree in Accounting from the University of Wisconsin, Madison, Wisconsin, and is a Certified Public Accountant.

Corporate Governance Principles And Board Matters

Board Independence

The Board of Directors has determined that each of Paul F. Koeppe, Richard A. Payne, Richard A. Abdoo, and Manfred E. Birnbaum is an independent director within the meaning of the director independence standards of the NYSE Amex (“NYSE AMEX”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Nominating/Governance Committee are independent within the meaning of the director independence standards of NYSE AMEX and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the chairman of the Board of Directors, who is independent. The independent directors of the Board of Directors met in executive session [•] times in fiscal 2010.

Board Leadership Structure

The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Policies Regarding Director Nominations

Director Qualifications

The Nominating/Governance Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Nominating/Governance Committee does not have a formal policy concerning the diversity of the Board of Directors.  All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating/Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating/Governance Committee believes that the candidate will make an exceptional contribution to us and our shareholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members.  The Board of Directors delegates the selection process to the Nominating/Governance Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Nominating/Governance Committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by other directors or shareholders or through such other methods as the Nominating/Governance Committee deems appropriate. Once candidates have been identified, the Nominating/Governance Committee confirms that the candidates meet the qualifications for director nominees established by the Nominating/Governance Committee. The Nominating/Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating/Governance Committee deems to be helpful in the evaluation process. The Nominating/Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating/Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.

The Nominating/Governance Committee will consider candidates nominated by shareholders in accordance with our Bylaws. Under our Bylaws, nominations other than those made by the board of directors or the Nominating/Governance Committee must be made pursuant to timely notice in proper written form to the secretary of ZBB Energy. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ZBB Energy not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Policy Governing Director Attendance at Annual Meetings of Shareholders

Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of shareholders and, accordingly, directors are encouraged to be present at such shareholder meetings. [•] of our six then-current board members attended the 2009 annual meeting of shareholders.

Code of Ethics

Our Board of directors adopted a Code of Business Conduct. The Code of Business Conduct, in accordance with Section 406 of the Sarbanes Oxley Act of 2002 and Item 406 of Regulation S-K, constitutes our Code of Ethics. The Code of Business Conduct codifies the business and ethical principles that govern our business.

The Code of Business Conduct is designed, among other things, to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting violations of the ethics code to an appropriate person or persons identified in the code of ethics; and

•	Accountability for adherence to the Code.

Our Code of Business Conduct has historically been posted and is available on our website at www.zbbenergy.com. Additionally, this Code of Business Conduct provided to all directors, officers and all other personnel upon joining the Company, and thereafter from time-to-time to any person, upon request, and without charge.  A copy may also be obtained, free of charge, from us upon a request directed to ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at www.zbbenergy.com or in our public filings with the SEC.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at www.zbbenergy.com.

The Board of Directors and Its Committees

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is six.

The board of directors has standing audit, compensation, and nominating/governance committees. The board of directors held [•] regular and special meetings during fiscal 2010.  Each director attended at least 75% of the full board meetings and meetings of committees on which each served in the same period. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.zbbenergy.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of each standing committee of the Board:

Audit:	Paul F. Koeppe (Chairman)
Richard A. Abdoo
Manfred E. Birnbaum

Compensation:	Manfred E. Birnbaum (Chairman)
Richard A. Abdoo
Paul F. Koeppe

Nominating/Governance:	Richard A. Abdoo (Chairman)
Manfred E. Birnbaum
Paul F. Koeppe

Operating:	Paul F. Koeppe (Chairman)
Manfred E. Birnbaum

Committees

The Audit Committee assists the board of directors in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting process. The Audit Committee is responsible for making recommendations to the board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the board of directors, such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee is required at all times to be composed exclusively of directors who, in the opinion of our board of directors, are free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. We believe that Mr. Koeppe, Mr. Abdoo, and Mr. Birnbaum are independent directors as required by the listing requirements for the NYSE Amex. Our board has determined that Mr. [•] qualifies as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.  The Audit Committee met [•] times during fiscal 2010.

The Compensation Committee evaluates the performance of our senior executives, considers design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity and stock option plans. Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act.  The Compensation Committee met [•] times during fiscal 2010.

The Nominating/Governance Committee evaluates candidates nominated for director positions.  This committee is charged with evaluating candidates and making nominations for board members.  The composition of the board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.  The Nominating/Governance Committee met [•] times during fiscal 2010.

Shareholders wishing to communicate with members of the board of directors may direct correspondence to such individuals c/o Will Hogoboom, Secretary, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. The Secretary will regularly forward such communications to the appropriate board member(s).

Role of the Board of Directors in Risk Oversight

The Board of Directors administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

Audit Committee Report

The Audit Committee of ZBB Energy has:

•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2010 with management;

•	discussed with PKF, our independent auditors, the matters required to be discussed by PCAOB Auditing Standards AU 380, Communication with Audit Committees;

•	received the written disclosures and the letter from PKF required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•	discussed with PKF the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended June 30, 2010.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
Paul F. Koeppe, Chairman
Richard A. Abdoo
Manfred E. Birnbaum

Summary Compensation Table For 2010

The following table represents summary information regarding the compensation of each of Eric C. Apfelbach, our President and Chief Executive Officer, Scott W. Scampini, our Executive Vice President and Chief Financial Officer, Robert J. Parry, our former President and Chief Executive Officer, Paul F. Koeppe, former Acting Chief Executive Officer, and Steven A. Seeker, former Chief Operating Officer (the “named executive officers”), for the year ended June 30, 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Eric C. Apfelbach	2010	146,875	-	358765	2,582	(3)	508,222
Chief Executive Officer
Scott W. Scampini	2010	190,753	-	66161	-		256,914
Executive Vice President -	2009	168,000	31,200	22,023	-		221,223
Operations and Chief Financial Officer
Paul Koeppe	2010	58,500	-	155711	81,667	(4)	295,878
Former Acting Chief Executive Officer
Robert J. Parry	2010	110,502	-	-	390,000	(6)	500,502
Former Chief Executive Officer (5)	2009	243,752	39,000	38,500			321,252
Steven A. Seeker	2010	202,513	-	-	-		202,513
Former Chief Operating Officer (7)	2009	195,077	31,200	33,838	-		260,115

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The amounts shown in this column indicate the full grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Represents the incremental cost to the Company of use of company car.

(4)
Following Mr. Parry’s resignation from the Company in October 2009 Mr. Koeppe accepted the position of interim Acting Chief Executive Officer which he held until January 2010.  This amount represents regular board compensation pursuant to the Company’s non-employee director compensation policy for the periods before and after Mr. Koeppe’s service as interim Acting Chief Executive Officer.

(5)	Mr. Parry resigned from the Company in October 2009.

(6)	Represents severance pay under Mr. Parry’s employment agreement.

(7)	Mr. Seeker retired from the Company in June 2010.

Outstanding Equity Awards at June 30, 2010

The following table presents information about unexercised options that were held by the named executive officers as of June 30, 2010.

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eric C. Apfelbach	-	50,000	0.49	06/29/18
	-	400,000	1.33	01/07/18
	50,000	-	1.33	01/07/15
	-	50,000	1.33	06/07/15

Scott W. Scampini	-	100,000	1.28	02/03/18
	18,200	26,000	1.35	01/01/15
	20,000	-	3.59	06/30/15
	20,000	-	3.59	06/30/14
	10,000	-	3.59	06/30/13
Paul F. Koeppe	100,000	100,000	1.14
	75,000	-	1.39
Robert J. Parry	-	-
Steven A. Seeker	18,200	-	1.35	09/30/10
	100,000	-	3.59	09/30/10

Employment Agreements

On January 7, 2010, Eric Apfelbach entered into an employment agreement with us to act as our President and Chief Executive Officer on normal commercial terms and conditions and is paid a remuneration package totaling $250,000 per annum exclusive of any options granted to him. We will reimburse Mr. Apfelbach for commuting and other travel expenses.

If we terminate Mr. Apfelbach’s employment agreement prior to its expiration for any reason other than for cause, Mr. Apfelbach terminates his employment for Good Reason (as defined in the employment agreement), or he dies, we must pay him a severance payment in an amount equal to six months of his annual base salary as then in effect, and he is entitled to certain benefits under COBRA.  Furthermore, Mr. Apfelbach will forfeit any options that have not vested at the time of termination for any reason, except that upon a change of control, his death, or his Disability (as defined in the employment agreement), the options shall become immediately exercisable and fully vested.

On August 18, 2010, Scott W. Scampini entered into an employment agreement with us as Executive Vice president of Operations and interim Chief Financial Officer for a period expiring on July 23, 2013 on normal commercial terms and conditions and is paid a remuneration package totaling $176,800 per annum exclusive of any options granted to him. Mr. Scampini will continue to serve as the Chief Financial Officer until a replacement has been hired and trained.  It is expected this transition will be complete by November 2010.

The term of Mr. Scampini’s contract shall renew automatically for successive terms of one year each unless either party elects not to renew this Agreement by delivery of written notice to the other party not less than ninety (90) calendar days prior to the end of the then current term. If this Agreement is renewed, the terms of this Agreement during any such renewal term shall be the same as the term in effect immediately prior to such renewal.

If we terminate Mr. Scampini’s employment agreement prior to its expiration for any reason other than for cause, Mr. Scampini’s terminates his employment for Good Reason (as defined in the employment agreement), or he dies, we must pay him a severance payment in an amount equal to six months of his annual base salary as then in effect, and he is entitled to certain benefits under COBRA.  Furthermore, all unvested options shall vest and become immediately exercisable.

As a condition of both employment agreements, Mr. Apfelbach and Mr. Scampini each entered into a restrictive covenant agreement with the Company. The restrictive covenant agreement contains, among other terms, covenants prohibiting him from competing with the Company during his employment and at any time during the 24 months following termination for any reason and a requirement for him to keep all information strictly confidential during his employment and for a period of 24 months after termination of employment.

Director Compensation

2010 Compensation Policy for Non-Employee Directors

On June 29, 2010 the Board of Directors adopted the following compensation policy for members of the Board of Directors who are not officers or employees of the Company (“non-employee directors”):

•	An annual retainer in the amount of $72,000, to be awarded as described below.

•
In addition, an annual Chairman’s retainer in the following amounts, to be awarded as described below: $30,000 for the Chairman of the Board; $12,000 for the Chairman of the Audit Committee and for the Chairman of the Compensation Committee; and $8,000 for the Chairman of the Nominating/Governance Committee.

•
The total amounts determined above for a non-employee director for a year will be awarded as of the date of the annual meeting of shareholders of the Company (the “Annual Meeting”) in the form of restricted stock units (“RSUs”) under the Company’s 2007 Equity Incentive Plan (or any successor plan thereto) (the “Stock Plan”); provided however, that beginning at the 2010 annual shareholders meeting, twenty-five percent of the annual retainer payable under the policy to Mr. Birnbaum shall be paid in cash instead of RSUs.   The RSUs will have the following terms and conditions: (A) the number of RSUs will be determined by dividing the dollar amount of the award by the closing price of the Company’s common stock on the first business day preceding the Annual Meeting, rounded up to the next whole share; (B) 25% of the RSUs will vest on the date of grant, and the remaining RSUs will vest 25% each on March 31, June 30 and September 30 following the Annual Meeting, provided the non-employee director remains in continuous service with the Board through the applicable vesting date; (C) the RSUs will vest earlier in the event of a “Change in Control” of the Company (as defined in the Stock Plan); (D) vested RSUs will be payable upon the earlier of (x) the date that is six months after the non-employee director “separates from service” with the Board (within the meaning of Section 409A of the Internal Revenue Code) or (y) the date of a Change in Control (provided that the Change in Control is a permissible “change in control” payment event within the meaning of Section 409A of the Internal Revenue Code); (E) vested RSUs will be payable in cash in an amount determined by multiplying the number of RSUs payable by the closing price of the Company’s common stock on the payment date (provided, the Compensation Committee may, in its sole discretion, determine that payment of all or any portion of the RSUs shall be made in the form of one share of common stock of the Company for each vested RSU then payable); and (F) the RSUs will otherwise be subject to the terms of the Stock Plan (including section 8(j) thereof regarding treatment of dividends) and will be evidenced by an appropriate RSU award agreement.

•
In addition, an annual committee membership fee in the amount of $6,000 for each committee of the Board on which the non-employee director serves, payable in cash quarterly in arrears, provided the non-employee director remains in continuous service with the Board through each applicable payment date.

As a transition to this compensation structure, non-employee directors in service with the Board on July 1, 2010 other than Mr. Mundell received a one-time grant of RSUs as of that date based on the dollar amount of (A) accrued but unpaid director compensation as of that date plus (B) compensation scheduled to otherwise be paid from that date through the date of the next Annual Meeting.  The RSUs will have substantially the same terms as described above, except: (x) the number of RSUs was determined based on the closing price of the Company’s common stock on June 30, 2010; (y) the portion of the RSUs attributable to accrued but unpaid compensation was fully vested on the date of grant and (z) the portion of the RSUs attributable to compensation to otherwise be paid from the date of grant through the next Annual Meeting will vest on the date of the next Annual Meeting, provided the non-employee director remains in continuous service with the Board through that date.

An employee of the Company who serves as a director receives no additional compensation for such service.

On June 29, 2010, the Board of Directors accelerated the vesting of all non-performance based outstanding stock option held by the non-employee directors.

Non-Employee Director Compensation in 2010

The following table provides compensation information for the one-year period ended June 30, 2010 for each non-employee member of our Board of Directors other than Mr. Koeppe.  Due to his serving as interim CEO for a part of fiscal 2010, Mr. Koeppe is included in the above in the Summary Compensation Table and his compensation for service as a director is set forth therein.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Manfred E. Birnbaum	104,000	-	104,000
William Mundell	120,000	-	120,000
Richard Payne	50,000	-	50,000
Richard Adboo	66,667	-	66,667

(1)	With the exception of Mr. Mundell who received all his fees in cash, all other directors received some or all of their compensation in the form of RSUs.

(2)
Certain of our directors have received options as compensation in prior fiscal years. The aggregate number of option awards outstanding on June 30, 2010 and held by each non-employee director was as follows:

Name	Number of Securities Underlying Unexercised Options
Richard A. Abdoo	75,000
Manfred E. Birnbaum	150,000
Paul F. Koeppe	275,000
William A. Mundell	150,000
Richard A. Payne	200,000

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following three equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors; the 2002 Stock Option Plan, the Employee Stock Option Scheme and the 2007 Equity Incentive Plan.  Each of the foregoing equity compensation plans was approved by our shareholders.  The following table presents information about these plans as of June 30, 2010.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)
Equity compensation plans approved by security holders	2,316,992	$1.92	717,953
Equity compensation plans not approved by security holders	None	None	None
Total	2,316,992	$1.92	717,953

PROPOSAL 2 —APPROVAL OF 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

On August 26, 2010, our Board of Directors adopted the 2010 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) subject to the approval of our shareholders.  The Board has directed that the proposal to approve the Omnibus Plan be submitted to our shareholders for their approval at the 2010 annual meeting.  If approved by our shareholders, the Omnibus Plan will become effective upon such approval.  Upon effectiveness of the Omnibus Plan, the Company’s 2002 Stock Option Plan, Employee Stock Option Scheme and 2007 Equity Incentive Plan will be frozen and no new grants will be made under those plans.

The Board of Directors believes that the Omnibus Plan will further our compensation philosophy and programs.  Our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success.  The Board believes that the interests of the Company and its shareholders will be advanced if we can offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in operations and future success of the Company.

The material terms of the Omnibus Plan are summarized below.  This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan and is qualified in its entirety by the actual text of the Omnibus Plan, which is attached as Appendix A to this proxy statement.

Material Features of the Omnibus Plan

Administration of the Plan.  Our Board of Directors has such powers and authorities related to the administration of the Omnibus Plan as are consistent with our corporate governance documents and applicable law.  Pursuant to its charter, the Omnibus Plan is administered by the Compensation Committee.

Type of awards.  The following types of awards are available for grant under the Omnibus Plan:  Incentive Stock Options (“ISOs”), Non-qualified Stock Options (“NSOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, cash- or stock-based Performance awards (as defined in the Omnibus Plan) and other stock-based awards.

Number of Authorized Shares.  Subject to adjustment (in connection with certain changes in capitalization), the initial number of shares of our common stock reserved for issuance under the Omnibus Plan is 3,500,000 shares.  3,500,000 of such shares of our Common Stock available for issuance under the Omnibus Plan shall be available for issuance under ISOs.  The maximum number of each type of award (other than cash-based Performance awards (as defined in the Omnibus Plan)) intended to constitute “performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) granted to any grantee in any 36-month period shall not exceed the following: Options: 3,500,000; SARs: 3,500,000; Restricted Stock: 3,500,000; Restricted Stock Units: 3,500,000; and Other Stock-based Performance awards: 3,500,000.

As discussed below under “Anticipated awards if Omnibus Plan is Approved,” if the Omnibus Plan is approved by shareholders the Compensation Committee intends to modify outstanding Restricted Stock Unit awards held by our non-employee directors to provide for settlement with shares of common stock rather than cash, which will utilize [•]of the shares of common stock reserved for issuance under the Omnibus Plan.  We currently do not anticipate issuing additional awards in amounts that will cause us to use more than approximately one million of the available shares in any fiscal year.  As a result we anticipate that the number of shares reserved for awards under the Omnibus Plan will be sufficient to cover our equity awards for at least fiscal 2011, 2012 and 2013.

Share Counting.  Shares of our Common Stock underlying any outstanding stock Option or other award granted under our 2007 Equity Incentive Plan or any other predecessor employee Omnibus Plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares shall be available for the grant of new awards under the Omnibus Plan.  If any award under the Omnibus Plan expires, or is terminated, surrendered or forfeited, in whole or in part, or the shares of Common Stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligations, the unissued shares of our Common Stock covered by such award shall again be available for the grant of awards under the Omnibus Plan.  If shares of our Common Stock issued pursuant to the Omnibus Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of our Common Stock shall again be available for the grant of awards under the Omnibus Plan.  In addition, in the case of any Substitute award (as defined in the Omnibus Plan), such Substitute award shall not be counted against the number of shares reserved under the Omnibus Plan.

Eligibility and Participation.  Eligibility to participate in the Omnibus Plan is limited to such employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time.  As of September 10, 2010, approximately 31 employees, five officers, five directors, [•] consultants and [•] advisors would have been eligible to receive awards under the Omnibus Plan.

Stock Options and SARs

Grant of Options and SARs.  The Compensation Committee may award ISOs, NSOs (each, an “Option”, and together, “Options”), and SARs to grantees under the Omnibus Plan.  SARs may be awarded either in tandem with or as a component of other awards or alone.

Exercise Price of Options and SARs.  The exercise price per share of an Option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date.  A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Compensation Committee.  The grant price will be fixed at the fair market value of a share of stock on the date of grant. SARs granted in tandem with an outstanding Option following the grant date of such Option will have a grant price that is equal to the Option’s exercise price; provided, however, that the SAR’s grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

Vesting of Options and SARs.  The Compensation Committee will determine the terms and conditions (including any performance requirements) under which an Option or SAR will become exercisable and will include such information in the award agreement.

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO to a grantee that owns more than ten percent of the total combined voting power of all classes of our outstanding stock (a “Ten Percent Shareholder”), the exercise price of the Option will not be less than 110% of the fair market value of a share of our stock on the grant date.  Additionally, an Option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent such Option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Omnibus Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Exercise of Options and SARs.  An Option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold).  The Compensation Committee has the discretion to determine the method or methods by which a SAR may be exercised.

Expiration of Options and SARs.  Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Shareholder, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units

Restricted Stock.  At the time a grant of Restricted Stock is made, the Compensation Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives.  Unless the Compensation Committee otherwise provides in an award agreement, holders of Restricted Stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock.  The Compensation Committee may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  All distributions, if any, received by a grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

The grantee will be required, to the extent required by applicable law, to purchase the Restricted Stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by such Restricted Stock or (2) the price, if any, specified in the award agreement relating to such Restricted Stock.  If specified in the award agreement, the price may be deemed paid by services already rendered.

Restricted Stock Units.  A Restricted Stock Unit is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee.  At the time a grant of Restricted Stock Units is made, the Compensation Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives.  Restricted Stock Units will not confer shareholder rights to grantees. The Compensation Committee may provide that the holder of Restricted Stock Units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional Restricted Stock Units.

Cash- and Stock-Based Performance awards

Under the Omnibus Plan the Compensation Committee may grant performance awards under which the grantee’s ability to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee.  The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations in the case of a Performance award intended to qualify under Section 162(m), exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

We intend that performance awards granted to persons who are designated by the Compensation Committee as likely to be “Covered Employees” within the meaning of Section 162(m) and regulations thereunder will, if so designated by the Compensation Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder.  The grant, exercise and/or settlement of such Performance awards will be contingent upon achievement of pre-established performance goals which will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criterion.  Performance goals will be objective and will otherwise meet the requirements of Section 162(m) and regulations thereunder.  In addition, the maximum amount of each cash-based Performance award intended to constitute “performance-based compensation” under Section 162(m) granted to a grantee in any 12-month period will not exceed $2,000,000.

One or more of the following business criteria for the Company will be used exclusively by the Compensation Committee in establishing performance goals for such awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonuses); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flows or cash flows per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; and, to the extent permitted by applicable law, any other business criteria as determined by the Compensation Committee.

Other Stock-Based awards

The Board of Directors may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our Common Stock.  The terms of such other stock-based awards will be set forth in the applicable award agreements.

Anticipated awards if Omnibus Plan is Approved

We cannot currently determine the total benefits or number of shares subject to awards that may be granted in the future under the Omnibus Plan.  However, as discussed below under “Non-employee Director Compensation” and in accordance with our Director Compensation Policy, if the Omnibus Plan is approved by the shareholders the Compensation Committee intends to modify outstanding Restricted Stock Unit awards held by our non-employee directors to provide for settlement with shares of common stock rather than cash and to also provide that future awards to directors under such policy will be stock-settled rather than cash-settled.  As a result, if the Omnibus Plan is approved by shareholders we anticipate that our non-employee directors will receive the following:

New Plan Benefits

Stock Settled RSUs in Substitution for Outstanding Cash- Settled RSUs	Stock-Settled RSUs Due to be Awarded at 2010 Annual Meeting

Change in Control.

Subject to the requirements and limitations of Section 409A if applicable, the Board of Directors may provide for any one or more of the following in connection with a Change in Control (as defined in the Omnibus Plan):

•
The Board may, in its discretion, provide in any award agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the grantee’s Service (as defined in the Omnibus Plan) prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

•
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any grantee, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, however, that if so determined by the Board, in its discretion, an award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the award confers the right to receive, subject to the terms and conditions of the Omnibus Plan and the applicable award agreement, for each share of Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, further, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the award, for each share of Stock subject to the award, to consist solely of common stock of the Acquiror equal in Fair Market Value (as defined in the Omnibus Plan) to the per share consideration received by holders of Stock pursuant to the Change in Control and if any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration; provided, further, that any award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

•
The Board may, in its discretion and without the consent of any grantee, determine that, upon the occurrence of a Change in Control, each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award; provided, however, that if any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration and, in the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to grantees in respect of the vested portions of their canceled awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.

Deferral Arrangements.  The Compensation Committee may permit or require the deferral of any award payment into a deferred compensation arrangement.

Nontransferability of Awards.  Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Omnibus Plan and no award will be assignable or transferable other than by will or laws of descent and distribution.  If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof).  Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee.

Separation from Service.  The Compensation Committee may provide in the applicable award agreements for actions that will be taken upon a grantee’s Separation from Service (as defined in the Omnibus Plan) from the Company, including but not limited to, accelerated vesting or termination of awards.

Tax Withholding and Tax Offset Payments.  We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an Option or pursuant to an award.

Term of Plan.  Unless earlier terminated by our Board of Directors, the authority to make grants under the Omnibus Plan will terminate on the date that is ten years after the effective date of the Omnibus Plan.

Amendment and Termination.  The Compensation Committee may, at any time and from time to time, amend, suspend, or terminate the Omnibus Plan as to any shares of stock as to which awards have not been made.  An amendment will be contingent on approval of our shareholders to the extent stated by our Board of Directors, required by applicable law or required by applicable stock exchange listing requirements.  No awards will be made after termination of the Omnibus Plan.  No amendment, suspension, or termination of the Omnibus Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Omnibus Plan.

Federal Income Tax Consequences.  The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the Omnibus Plan.  Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

NSOs and SARs.  No taxable income is reportable when a NSO or SAR is granted.  Upon exercise, generally, the grantee will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price.  Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the grantee if the appropriate holding period under federal tax law is met for such treatment.

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised).  If the grantee exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss.  If the grantee exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units.  A grantee of Restricted Stock or Restricted Stock Units will not have taxable income upon the grant unless, in the case of Restricted Stock, he or she elects to be taxed at that time.  Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Cash- and Stock-Based Performance awards and Other Stock-Based awards.  Typically, a grantee will not have taxable income upon the grant of cash or stock-based Performance awards or other stock-based awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the grantee.

Tax Effect for the Company.  We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Omnibus Plan (for example, upon the exercise of a NSO).  In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

Because we are a public company, special rules limit the deductibility of compensation paid to our CEO and to each of our three most highly compensated executive officers other than our CEO whose compensation is required to be reported annually in our proxy statement.  Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million.  The limitation on deductions does not apply, however, to qualified “performance-based compensation.”  Certain awards under the Omnibus Plan, including Options, SARs and cash- and stock-based Performance awards, may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Vote Required for Approval

The Omnibus Plan will be approved if the number of votes cast in favor of the Omnibus Plan exceeds the number of votes cast in opposition of the Omnibus Plan. Abstentions and broker non-votes will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

Board Recommendation

The Board recommends that the shareholders vote FOR approval of the Omnibus Plan.

PROPOSAL 3 —APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION THAT WOULD AUTHORIZE A CLASS OF UNDESIGNATED PREFERRED STOCK

General

On June 15, 2010 and in connection with the approval of the Securities Purchase Agreement with Socius CG II, Ltd. described below, our Board of Directors approved an amendment to the Company’s Articles of Incorporation that would authorize a class of undesignated preferred stock and  give the Board “blank check” preferred stock authority (the “Proposed Amendment”), subject to shareholder approval.  The term “blank check” preferred stock refers to undesignated preferred stock for which the Board of Directors has discretion to designate one or more series of the preferred stock, with the powers, preferences and rights of each series to be fixed by the Board in their discretion from time to time in the future.

The Company’s Articles of Incorporation do not presently authorize the issuance of shares other than common stock.  The Proposed Amendment authorizes a class of undesignated preferred stock with a par value of $0.01 and grants our Board of Directors the authority to issue up to 10,000,000 shares of preferred stock with such powers, preferences and rights as our Board of Directors may fix and determine.  If the Company’s Articles of Incorporation are amended to authorize the issuance of “blank check” preferred stock, our Board of Directors would have discretion to establish series of preferred stock with such powers, preferences and rights and such terms (including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices and maturity dates) as our Board determines.  Our shareholders would have no input or right to approve the terms of any such series.  If the Proposed Amendment is approved by our shareholders, our Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any shares of preferred stock, other than as may be required by applicable law or stock exchange listing standards.  The Proposed Amendment is attached as Appendix B to this proxy statement.

Reasons for the Authorization of “Blank Check” Preferred Stock

Securities Purchase Agreement with Socius CG II, Ltd.

As described in the Current Reports on Form 8-K filed by us with the Securities and Exchange Commission on June 16, 2010 and August 31, 2010, we entered into a securities purchase agreement on June 16, 2010 (“Securities Purchase Agreement”) with Socius CG II, Ltd. (“Socius”) which was amended and restated on August 31, 2010.  Pursuant to the Securities Purchase Agreement, we have the right over a term of two years, subject to certain conditions, to require Socius to purchase up to $10 million of redeemable subordinated debentures and/or shares of redeemable Series A preferred stock in one or more tranches.  The debentures bear interest at an annual rate of 10% and the shares of Series A preferred stock accumulate dividends at the same rate.  Both the debentures and the shares of Series A preferred stock are redeemable at our election at any time after the one year anniversary of issuance.  Neither the debentures nor the Series A preferred shares are convertible into common stock.  Under the Securities Purchase Agreement, in connection with each tranche Socius will be obligated to purchase that number of shares of our common stock equal in value to 135% of the amount of the tranche at a per share price equal to the closing bid price of the common stock on the trading day preceding our delivery of the tranche notice. Socius may pay for the shares it purchases at its option, in cash or with a secured promissory note.

We believe the Securities Purchase Agreement is an important financing tool that will provide us financial flexibility and as-needed access to capital.

The main reason for the Proposed Amendment is to permit the Company to issue shares of Series A preferred stock under the Securities Purchase Agreement instead of debentures.

Should the shareholders approve the Proposed Amendment, our Board of Directors intends to approve a certificate of designation of preferences, rights and limitations (the “Certificate of Designations”) to authorize shares of Series A preferred stock in accordance with the terms of the Securities Purchase Agreement. A copy of the Certificate of Designations is attached as Appendix C to this proxy statement.  Upon the authorization of Series A preferred stock, any outstanding debentures will be automatically converted into shares of Series A preferred stock and any future tranches would involve shares of Series A preferred stock instead of debentures.

The terms of Series A preferred stock will be substantially similar to those of the debentures.  However, Series A preferred stock would be classified as equity on our balance sheet whereas the debentures are classified as debt.  As a result, our ability to issue shares of Series A preferred stock is expected to substantially increase our net asset, book value per shares and shareholders’ equity.

The relative powers, rights, preferences and restrictions of the Series A preferred stock are as follows:

Voting Rights.  Except as required by law or as set forth in the certificate of designations for the Series A preferred stock, holders of the Series A preferred stock will not have rights to vote on any matters, questions or proceedings, including the election of directors.

Ranking.  The Series A preferred stock would rank, with respect to rights upon liquidation, winding-up and dissolution, (1) senior to common stock, and any other classes of stock or series of preferred stock of the company, and (2) junior to all existing and future indebtedness of the Company.

Protective Provisions.  So long as any shares of Series A preferred stock are outstanding, we may not, without the affirmative approval of the holders of a majority of the shares of the Series A preferred stock then outstanding (voting as a class), (1) alter or change adversely the powers, preferences or rights given to the Series A preferred stock, (2) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise at parity with the Series A preferred stock, (3) increase the authorized number of shares of Series A preferred stock, (4) liquidate, dissolve or wind up our business and affairs, or effect any Deemed Liquidation Event (as defined in the Securities Purchase Agreement), or (5) enter into any agreement with respect to the foregoing.

Conversion.  The Series A preferred stock is not convertible into common stock.

Dividends and Other Distributions.  Commencing on the date of issuance of any such shares of Series A preferred stock, holders of Series A preferred stock shall be entitled to receive dividends on each outstanding share of Series A preferred stock, which shall accrue at an annual rate of 10% from the date of issuance.  Accrued dividends shall be payable upon redemption of the Series A preferred stock.

Liquidation.  Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred stock shall first be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount with respect to the Liquidation Value (as defined in the Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission on June 16, 2010), after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Articles of Incorporation.

Redemption.  We may redeem, for cash or by application of the outstanding balance due us under any outstanding secured promissory note issued to us by Socius to purchase shares of common stock under the Securities Purchase Agreement or to acquire shares issuable upon exercise of any warrants, any or all of the shares of Series A preferred stock at any time after the first anniversary of the issuance date thereof, or if such shares were issued upon conversion of debentures the initial issuance of such debentures (whichever such date applies, the “Deemed Issuance Date”), at the redemption price per share equal to the original purchase price therefor (the “Preferred Liquidation Value”), plus any accrued but unpaid dividends with respect to such shares of Series A preferred stock (the “Preferred Redemption Price”). If we exercise this redemption option with respect to any Series A preferred stock prior to the fourth anniversary of the Deemed Issuance Date of such Series A preferred stock, then in addition to the Preferred Redemption Price, we must pay to Socius a redemption premium equal to the following with respect to such redeemed Series A preferred stock: (1) 27% of the Preferred Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the Deemed Issuance Date, (2) 18% of the Preferred Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the Deemed Issuance Date, and (3) 9% of the Preferred Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the Deemed Issuance Date. If we determine to liquidate, dissolve or wind-up our business and affairs, or effect a Deemed Liquidation Event, we are required to redeem the Series A preferred stock at the Preferred Redemption Price (plus any required premium for early redemption).

General

Other than the authorization of the Series A preferred stock as described above, we do not have any current plans to create or issue any shares of preferred stock using the “blank check” authority that would be afforded the Board by the Proposed Amendment.  However, the Board believes that the authorization of this authority would be beneficial because it would provide the Company with increased flexibility in pursuit of equity financing.  Authorizing “blank check” preferred stock permits the Company to issue preferred stock for purposes which may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings.  The Proposed Amendment would permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals.  In addition, our Board of Directors believes that the authorization of “blank check” preferred stock improves the Company’s ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.  “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.  We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital.

Effect of the Authorization of the Proposed Amendment on Shareholders

General.  If the Proposed Amendment with respect to the preferred stock is approved, our Board of Directors will have the power to issue the authorized preferred stock in one or more classes or series with such preferences and voting rights as our Board of Directors without further action by the shareholders other than as may be required by applicable law or stock exchange listing standards.  The issuance of preferred stock could affect the relative rights of the Company’s common stock.  Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our common stock may be diluted.  For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of the Company, receive a certain amount per share of our preferred stock before the holders of our common stock receive any distribution, (iii) rights to convert their preferred stock into common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our common stock.  The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

•	Reduction of the amount of funds otherwise available for payment of dividends on our common stock;

•	Restrictions on dividends on our common stock;

•	Dilution of the voting power of our common stock; and

•	Restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

Possible Anti-Takeover Effects of the Proposed Amendment

The Board of Directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a corporate transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of the Company’s incumbent management.  Because the authorization of “blank check” preferred stock could be used by the Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of common stock.  While the Proposed Amendment may have anti-takeover ramifications, the Board believes that the reasons for such the Proposed Amendment set forth above outweigh any disadvantages.  To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the shareholders’ interests.  The Proposed Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company.

Vote Required for Approval

The Proposed Amendment will be approved if three-quarters or more of the votes cast by holders of common stock at the 2010 annual meeting are cast in favor of the proposal. Abstentions and broker non-votes will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

Board Recommendation

The Board recommends that the shareholders vote FOR the approval of the Proposed Amendment.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

On September 13, 2010, the Audit Committee of the board of directors appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending June 30, 2011.  As a result, the Audit Committee dismissed PKF LLP as the Company’s independent registered public accounting firm on September 13, 2010.  Representatives of PKF will not be present at the annual meeting. A representative of Baker Tilly is expected to be present at the annual meeting. In addition to having the opportunity to make a statement, Baker Tilly’s representative will be available to respond to any appropriate questions.

During the Company’s two most recent fiscal years, the opinion of PKF LLP did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles and there were no disagreements with PKF LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF LLP, would have caused it to make reference thereto in its reports for those periods, except as follows. The audit report of PKF on the consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2010 contained an explanatory paragraph which stated “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company continues to incur significant operating losses and has an accumulated deficit of $46,894,677 that raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is dependent on future debt and equity fundraising, additional sales orders, increase in margins, strategic partnerships, and/or government programs to sustain continued operations and meet past obligations.  Management’s plans regarding these matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

If the shareholders do not ratify the appointment of Baker Tilly, the Audit Committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending June 30, 2011.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Baker Tilly as our independent auditors for fiscal 2011. Abstentions and broker non-votes will not be counted as voting and, therefore, will have no impact on the approval of the proposal.  The Board recommends that the shareholders vote FOR ratification of the appointment of BakerTilly as our independent registered public accounting firm for 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements approved by the Compensation Committee and described above, in 2010 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In November 2009, our Board of Directors adopted a written related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  Our policy is that the Audit Committee shall review and either approve or disapprove of the entry into any related person transaction (as defined in the related person transaction approval policy).  In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee may ratify the related person transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by PKF LLP for 2010 and 2009 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2010	2009
Audit Fees (1)	$145,193	$99,882
Audit-Related Fees		3,200
Tax Fees		-
All Other Fees		-
Total	$145,193	$103,082

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies And Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by PKF LLP during fiscal year 2010 pursuant to this policy.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report and proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, Attention: Secretary or by calling the Company at (262) 253-9800. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

SHAREHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2011 Annual Meeting of Shareholders must be received by us no earlier than June 13, 2011 and no later than August 12, 2011.

To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2011 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received by us at our principal executive offices by May 30, 2011.  Such proposals must also satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.  Our bylaws require stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—to notify us no later than August 12, 2011.  Such proposals must also satisfy the other requirements for stockholders proposals set forth in our bylaws.

Such nominations or proposals must be submitted to Mr. Will Hogoboom, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.  To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended June 30, 2010, except that Mr. Abdoo filed one late Form 4 with respect to an open market purchase.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting shareholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our shareholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from our previously filed SEC reports, which means that we can disclose important information to you by referring you to our filed reports that contain the information. The information incorporated by reference is considered to be part of this proxy statement.

Our Consolidated Financial Statements and Notes to Consolidated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are incorporated by reference to Items 7, 7A and 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Appendix A

ZBB ENERGY CORPORATION

2010 OMNIBUS LONG-TERM INCENTIVE PLAN

ZBB Energy Corporation, a Wisconsin corporation (the “Company”), sets forth herein the terms of its 2010 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.           “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.           “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

2.3.           “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4.           “Board” means the Board of Directors of the Company.

2.5.           “Cause” shall be defined as that term is defined in a Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition “Cause” means, as determined by the Company and unless otherwise provided in an applicable Award Agreement with the Company or an Affiliate: (i) engaging in any act, or failing to act, or misconduct that in any such case is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting or materially limiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or any Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.6.           “Change in Control” shall have the meaning set forth in Section 15.2.2.

2.7.           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8.           “Committee” means one or more committees or subcommittees of the Board.  The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.  For purposes of Awards to Covered Employees intended to constitute Performance Awards, to the extent required by Code Section 162(m), Committee means all of the members of the Committee who are “outside directors” within the meaning of Section 162(m) of the Code.  For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.  All references in the Plan to the Board shall mean such Committee or the Board.

2.9.           “Company” means ZBB Energy Corporation, a Wisconsin corporation, or any successor corporation.

2.10.         “Common Stock” or “Stock” means a share of common stock of the Company, par value $.01 per share.

2.11.         “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code as qualified by Section 12.4 herein.

2.12.         “Effective Date” means November 10, 2010, the date the Plan was approved by the Company’s shareholders.

2.13.         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14.         “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (3) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.15.         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.17.         “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.18.         “Grantee” means a person who receives or holds an Award under the Plan.

2.19.         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20.         “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.21.         “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.22.         “Option Price” means the exercise price for each share of Stock subject to an Option.

2.23.         “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock.

2.24.         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of from one (1) to five (5) years.

2.25.         “Plan” means this ZBB Energy Corporation 2010 Omnibus Long-Term Incentive Plan.

2.26.         “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.27.         “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.28.         “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.29.         “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.30.         “SEC” means the United States Securities and Exchange Commission.

2.31.         “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.32.         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.33.         “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.34.         “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.35.         “Service Provider” means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate.

2.36.         “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.37.         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.38.         “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.39.         “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.40.         “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.           General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated.  Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan.  The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees.  To the extent that the Board delegates its authority to make Awards as provided by this Section, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.  Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.           Restrictions.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that causes the Option or SAR to become subject to Section 409A, without the Grantee’s written prior approval.

3.3.            Award Agreements.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.  The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any Award made to any Grantee with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered shall be the amount, as determined by the Committee, by which the affected Award exceeds the amount that would have been payable had the financial statements been initially filed as restated.  In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

3.4.           Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.           No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6.           Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.           Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of shares of Common Stock that may be initially issued pursuant to the Plan is 3,500,000 shares. 3,500,000 of such shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.   The maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options: 3,500,000; SARs: 3,500,000]; Restricted Stock: 3,500,000; Restricted Stock Units: 3,500,000; and Other Stock-based Performance Awards: 3,500,000.

4.2.           Share Counting

Shares of Common Stock underlying any outstanding stock option or other Award granted under the ZBB Energy Corporation 2007 Equity Incentive Plan or any other predecessor employee stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan.  If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligations, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan.  In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	EFFECTIVE DATE , DURATION AND AMENDMENTS

5.1.           Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s shareholders.  The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.           Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.           Service Providers.

Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2.           Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.           Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.           Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.           Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.           Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.           Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.           Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares.  To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.           Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.           Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.           Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.           Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed at the Fair Market Value of a share of Stock on the Grant Date.  SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR.

9.2.           Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.           Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.           Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)   the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)   the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.         Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.         Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.         Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have rights as shareholders of the Company, including voting and dividend rights.

10.4.         Rights of Holders of Restricted Stock Units.

10.4.1.        Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9.1 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.        Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3.        Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.         Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6.         Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

12.2.	Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2.

12.2.1.	Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude (in the discretion of the Committee) the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses; net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel and any other business criteria established by the Committee.

12.2.3.	Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

12.2.4.	Settlement of Performance Awards; Other Terms.

Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The maximum amount of each cash-based Performance Award intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any twelve (12) month period shall not exceed $2,000,000.

12.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m) to the extent required by Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

12.4.	Status of Section 12.2 Awards under Code Section 162(m).

It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER STOCK-BASED AWARDS

13.1.	Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company’s incentive compensation plan. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2.	Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per share of any outstanding Awards in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section shall be made in accordance with Section 409A to the extent applicable.

15.2.	Change in Control

15.2.1.	Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control:

15.2.1.1 Accelerated Vesting. The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Grantee’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

15.2.1.2 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Board, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

15.2.1.3 Cash-Out of Awards. The Board may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

15.2.2.	Change in Control Defined

A Change in Control shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, provided, however, no change of control shall be deemed to occur as a result of an acquisition of voting securities of the Company by any other corporation or entity where immediately following such acquisition, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such acquisition; (ii) a merger or consolidation of the Company with another corporation in which the Company is not the survivor, provided, however, no change in control shall be deemed to occur if immediately following such merger or consolidation, more than 50% of the total voting power represented by such other corporation’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such merger or consolidation; (iii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, as amended) of proxies or consents by or on behalf of a person other than the Incumbent Board; or (iv) the sale or disposition by the Company of all or substantially all the Company’s assets, provided, however, no change in control will be deemed to occur if such sale or disposition is to another entity where, immediately following such transaction, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such transaction.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.2.3.	Parachute Awards.

Except as otherwise specifically provided in the applicable Award Agreement, notwithstanding the provisions of Section 15.2.1, if, in connection with an Change in Control described therein, a tax under Section 4999 of the Code would be imposed on the Grantee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280(G)(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Grantee (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Grantee under Section 4999 of the Code in connection with the Change in Control, then the Awards shall become immediately exercisable, realizable, and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 15.2.3 shall be made by the Company.

15.3.	Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law.

17.9.	Section 409A.

17.9.1.	Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

17.9.2.	Adjustments.

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

17.10.	Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11.	Transferability of Awards.

17.11.1.	Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.11.2.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

17.12.	Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award.  The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement.  Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee.

ZBB ENERGY CORPORATION

By:
Title:

The Plan was adopted by the Board of Directors on August 26, 2010 and was approved by the shareholders of the Company on November 10, 2010

Appendix B

Proposed Amendment to Articles of Incorporation

RESOLVED that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting Article IV thereof and inserting in its place the following:

“ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

Class	Number of Shares Authorized	Par Value Per Share

Common Stock	One Hundred Fifty Million (150,000,000)	One Cent ($.01)

Preferred Stock	Ten Million (10,000,000)	One Cent ($.01)

The preferences, limitations and relative rights of shares of each class and the authority of the Board of Directors of the corporation to create and to designate series of Preferred Stock and to determine the preferences, limitations and relative rights as between series shall be as follows:

A.         Common Stock.

1.          Voting.  Except as otherwise provided by law and except as may be determined by the Board of Directors of the corporation with respect to shares of Preferred Stock as provided in Section B, below, only the holders of shares of Common Stock shall be entitled to vote for the election of directors of the corporation and for all other corporate purposes.  Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

2.          Dividends.  Subject to the provisions of paragraph (2) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors of the corporation, in its discretion, out of any funds of the corporation at the time legally available for payment of dividends.

3.          Liquidation.  In the event of the voluntary or involuntary dissolution, liquidation or winding up of the corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled as provided in paragraph (3) of Section B, below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the corporation available for distribution.

B.          Preferred Stock.

1.          Series and Variations Between Series.  The Board of Directors of the corporation is authorized, to the fullest extent permitted under the Wisconsin Business Corporation Law and the provisions of this Section B, to provide for the issuance of the Preferred Stock in one or more series, each of such series to be distinctively designated, and to have such voting rights, redemption or conversion rights, dividend or distribution rights, preferences with respect to dividends or distributions, or other preferences, limitations or relative rights as shall be provided by the Board of Directors of the corporation consistent with the provisions of this Article IV.  The Board of Directors of the corporation, unless otherwise provided when the series is established, may increase or decrease the number of shares of any series, provided that the number of shares of any series shall not be reduced below the number of shares then outstanding.

2.          Dividends.  Before any dividends (other than a dividend payable solely in Common Stock) shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series, if any.  The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in any dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

3.          Liquidation.  In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the corporation fixed by the Board of Directors with respect to such shares, if any, before any amount shall be paid to the holders of the Common Stock.”

Appendix C

Certificate of Designations

ZBB ENERGY CORPORATION

CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

Pursuant to Sections 180.1002 and 180.0602 of the Wisconsin Business Corporation Law

The undersigned hereby certifies that:

1.           He is the [•] of ZBB Energy Corporation, a Wisconsin corporation (the “Corporation”).

2.           The Corporation is authorized to issue Ten Million (10,000,000) shares of preferred stock, with no shares of preferred stock currently issued or outstanding.

3.           Pursuant to the authority granted to and vested in the Board of Directors in accordance with the Articles of Incorporation of the Corporation, as amended, the following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized stock known as preferred stock, comprised of Ten Million (10,000,000) shares, $0.01 par value per share (the Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 2000 shares of the Preferred Stock which the Corporation has the authority to issue, with face value of $10,000.00 per share, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

1.           Designations, Amount and Par Value.  The series of Preferred Stock shall be designated as the Corporation’s Series A Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 2000 (which shall not be subject to increase without any consent of the holders of the Series A  Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law.  Each share of Series A Preferred Stock shall have a par value of $0.01 per share.

2.           Ranking and Voting.

a.           Ranking.  The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Corporation’s common stock, par value $0.01 per share (“Common Stock”), and any other class or series of preferred stock of the Corporation except as set forth in clause (ii) below (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Securities”); and (ii) junior to all existing and future indebtedness of the Corporation (the “Senior Securities”).

b.           Voting.  Except as required by applicable law or as set forth herein, the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

3.           Dividends and Other Distributions.  Commencing on the date of the issuance of any such shares of Series A Preferred Stock (each respectively an “Issuance Date”), Holders of Series A Preferred Stock shall be entitled to receive annual dividends on each outstanding share of Series A Preferred Stock (“Dividends”), which shall accrue in shares of Series A Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date.  Accrued Dividends shall be payable upon redemption of the Series A Preferred Stock in accordance with Section 6.

a.           Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 4 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable period, compounded annually.

b.           So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Securities.  The Common Stock shall not be redeemed while the Series A Preferred Stock is outstanding.

4.           Protective Provisions.  So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting as a class), (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend its certificate or articles of incorporation, articles of association, or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

a.           A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

5.           Liquidation.

a.           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, and after payment or provision for any liquidation preferences to the Senior Securities, before any distribution or payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, the Holders of Series A Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each outstanding share of Series A Preferred Stock equal to $10,000.00 (the “Original Series A Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series A Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series A Preferred Stock are not paid in full, the holders of shares of Series A Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

b.           After payment has been made to the Holders of the Series A Preferred Stock of the full amount of the Series A Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Junior Securities in accordance with the Corporation’s Articles of Incorporation (including all Certificates of Designations).

c.           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

6.           Redemption.

a.           Corporation’s Redemption Option.  Upon or after the fourth anniversary of the initial Issuance Date of any shares of Series A Preferred Stock, or if such shares were issued upon conversion of the Company’s 10%  Redeemable Subordinated Debentures the initial issuance of such Debentures (whichever such initial issuance date applies, the “Deemed Issuance Date”), the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series A Preferred Stock, at a price per share (the “Corporation Redemption Price”) equal to 100% of the Series A Liquidation Value.

b.           Early Redemption.  Prior to redemption pursuant to Section 6(a) hereof, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series A Preferred Stock, at a price per share equal to: (i) 127% of the Series A Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the Deemed Issuance Date, (ii) 118% of the Series A Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the Deemed Issuance Date, and (iii) 109% of the Series A Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the Deemed Issuance Date.

c.           Mandatory Redemption.  If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation shall redeem the Series A Preferred Stock at the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) hereof if applicable).

d.           Mechanics of Redemption.  If the Corporation elects to redeem any of the Holders’ Series A Preferred Stock then outstanding, it shall do so by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series A Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable).

e.           Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder’s Series A Preferred Stock certificates.  Upon receipt of such Holder’s Series A Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable), to such Holder, at the Corporation’s option either (i) in cash, or (ii) by offset against any outstanding note payable from Holder to the Corporation that was issued by Holder in connection with the purchase of the Corporation’s Common Stock (including upon exercise of warrants) by such Holder.

7.           Transferability. The Series A Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws.  The Corporation shall keep at its principal office, or at the offices of the transfer agent, a register of the Series A Preferred Stock.  In connection with any such Transfer, upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.           Miscellaneous.

a.           Notices.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Wisconsin.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 8 prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own indemnity agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock in accordance with the foregoing resolution and the provisions of Wisconsin law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations this ___ day of             , 2010.

By:
Name:
Title:

This document was drafted by: